      As filed with the Securities and Exchange Commission on April 5, 2001

                                                      Registration No. 333-21167
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     41-0231510
 (State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                      Identification No.)

              ECOLAB CENTER
        370 NORTH WABASHA STREET
           ST. PAUL, MINNESOTA                              55102
(Address of Principal Executive Offices)                 (Zip Code)
                             -----------------------

                     ECOLAB INC. 1997 NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)
                             -----------------------

                            KENNETH A. IVERSON, ESQ.
                          VICE PRESIDENT AND SECRETARY
                                  ECOLAB CENTER
                            370 NORTH WABASHA STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 293-2125
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE
=========================== ================== ========================== ========================= ==================
   TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
   TO BE REGISTERED           REGISTERED       OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------- ------------------ -------------------------- ------------------------- ------------------

Common stock, par value
$1.00 per share                  N/A (1)                N/A (1)                   N/A (1)                N/A (1)
=========================== ================== ========================== ========================= ==================

(1) This amendment is filed to deregister securities originally registered for issuance pursuant to the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan as filed with the Securities and Exchange Commission on February 2, 1997.


================================================================================

                         POST-EFFECTIVE AMENDMENT NO. 1

         The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (SEC File No. 333-21167) is to deregister shares of Ecolab Inc. ("Ecolab") common stock (and the preferred stock purchase rights attached to these shares) registered for issuance pursuant to the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan. The Registration Statement on Form S-8 filed in connection with the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan registered 125,000 shares (250,000 shares after adjusting for Ecolab's January 15, 1998 2-for-1 stock split) of Ecolab common stock (and the attached preferred stock purchase rights). As of April 5, 2001, 206,600 shares of Ecolab's common stock (and the attached preferred stock purchase rights) registered under the Registration Statement on Form S-8 had not been issued under the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan. These shares are hereby deregistered.

         On February 23, 2001, the Board of Directors of Ecolab approved the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, which replaces the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan. In accordance with Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Telephone Interpretation Manual of Publicly-Available Telephone Interpretations (July
1997), as supplemented from time to time thereafter, Ecolab is concurrently filing a Registration Statement on Form S-8 to carry forward the 206,600 shares of Ecolab common stock (and attached preferred stock purchase rights) deregistered pursuant to this Post-Effective Amendment for issuance pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on April 5, 2001.

                           ECOLAB INC.



                           By: /s/ Allan L. Schuman
                               -------------------------------------
                              Allan L. Schuman
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER



              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 5, 2001 by the following persons in the capacities indicated.



Signature                                                     Title
-----------                                                  --------

/s/ Allan L. Schuman
------------------------------------                         Chairman of the Board and Chief Executive Officer
Allan L. Schuman                                             (principal executive officer) and Director

/s/ L. White Matthews, III
-----------------------------------                          Executive Vice President and Chief Financial Officer
L. White Matthews, III                                       (principal financial officer) and Director

/s/ Steven L. Fritze
------------------------------------                         Vice President and Controller (principal accounting
Steven L. Fritze                                             officer)

/s/  Kenneth A. Iverson                                      Directors
------------------------------------
Kenneth A. Iverson, as attorney-in-fact for Ruth S. Block,
James J. Howard, Joel W. Johnson, Jerry W. Levin and Hugo
Uyterhoeven


Directors not signing:
------------------------------------
Les. S. Biller, Jerry A. Grundhofer, Stefan Hamelmann,
William L. Jews, Ulrich Lehner, Robert L. Lumpkins